CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Candie's Inc.


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our reports dated April 19, 2001 relating to the consolidated financial statements and schedule of Candie's Inc. and Subsidiaries appearing in Candie's Inc.'s Annual Report on Form 10-K for the year ended January 31, 2001.




                                                        /s/ BDO Seidman LLP
                                                        BDO Seidman, LLP

New York, New York
August 30, 2001